Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Weyerhaeuser Company:
We consent to the incorporation by reference in the registration statement (No. 333-132259) on Form S-3, as amended, and registration statements No. 033-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-129011, and 333-145459 on Form S-8, of International Paper Company of our audit report dated March 19, 2008, with respect to the combined balance sheets of Weyerhaeuser Containerboard, Packaging and Recycling Business (a Business Unit of Weyerhaeuser Company) as of December 30, 2007 and December 31, 2006, and the related combined statements of operations, business unit equity, and cash flows for each of the years in the three-year period ended December 30, 2007, which report appears in the Form 8-K of International Paper Company dated May 28, 2008 and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the prospectus supplement.
/s/ KPMG LLP
Seattle, Washington
May 27, 2008